Exhibit 31.1

Certification of Chief Executive Officer Under Section 302 of the Sarbanes-Oxley Act of 2002

I, John P. Williamson, certify that:

1.	I have reviewed this special financial report on Form 10-K of Atkore International Holdings Inc.;

2.	Based on my knowledge, this special financial report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this special financial report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: December 16, 2011	/s/ John P. Williamson
John P. Williamson
President, Chief Executive Officer, and Director (Principal Executive Officer)